UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2008

BANCORP INTERNATIONAL GROUP, INC.
(Exact name of Company as specified in its charter)

Nevada	000-25261	88-0339817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3126 South Boulevard, Suite 264, Edmond, Oklahoma	73013
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code (405) 315-5535
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 10, 2008, the board of directors of the Company (the “Board”) adopted an amendment to our bylaws to provide that the annual meeting of the shareholders of the Company will be held on the first Tuesday in June at 9:00 a.m., local time, each year, provided that any such meeting may be held at any other time designated by the Board or by the majority of the shareholders entitled to vote at such meeting. Previously, our bylaws provided only that the annual meeting of the shareholders of the Company will be held on April 20th at 10:00 a.m., local time, each year.

In addition, the amendment removed from our bylaws a certain provision relating to cumulative voting that is inconsistent with the Company’s Restated Articles of Incorporation, adopted on March 7, 2006, and Section 78.360 of the Nevada Revised Statutes, which states that a corporation may provide for cumulative voting for the election of directors of a corporation in its articles of incorporation. Because the cumulative voting provision was contained in our bylaws and not in our Restated Articles of Incorporation, our directors are not elected pursuant to cumulative voting procedures. Previously, our bylaws provided that every shareholder entitled to vote at any election for directors of the Company may cumulate its votes and that such shareholder must give notice to the Company of the shareholder’s intent to cumulate its votes.

The Board further amended our bylaws to provide that the Board may fix a time as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive payment of any dividend or distribution, or for any allotment of rights or to exercise the rights in respect of any change, conversion or exchange of shares that shall go into effect, in accordance with the terms of Section 78.350 of the Nevada Revised Statutes. Previously, our bylaws provided that the Board may fix a time in the future not exceeding thirty (30) days preceding the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution or any allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. A copy of the First Amendment to Bylaws is attached as Exhibit 3(ii).1 to this report and is incorporated herein by reference.

Section 8 - Other Events

Item 8.01.	Other Events

On April 7, 2008 we filed our definitive Proxy Statement on Schedule 14A to the Securities Exchange Act of 1934, as amended (the “Proxy Statement”). The Proxy Statement, as filed, states that April 3, 2008 is the record date for purposes of determining who is eligible to vote at our annual shareholder meeting to be held on Tuesday, April 29, 2008. On April 10, 2008, the Board determined that the April 3, 2008 record date would not provide us with adequate time to satisfy the mailing and notice requirements applicable to the Proxy Statement. As a result, on April 10, 2008 the Board resolved to change the record date to May 8, 2008 for purposes of determining who is eligible to vote at our annual shareholder meeting. Accordingly, the Board rescheduled the date of our annual shareholder meeting to Tuesday, June 3, 2008, at 9:00 a.m. at the Skirvin Hilton Oklahoma City, Overholser Meeting Room, One Park Avenue, Oklahoma City, Oklahoma 73102. Due to the change of the record date and the date of our annual shareholder meeting, our proxy statement and the proxy card will be circulated to our stockholders on or about May 20, 2008, not April 14, 2008. We will prepare a revised proxy statement to be filed with the Commission reflecting these changes.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
Exhibit	Description
3(ii).1	First Amendment to Bylaws, dated April 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 17, 2008.

BANCORP INTERNATIONAL GROUP, INC.

By:	/s/ Thomas Megas
Thomas Megas,
Chief Executive Officer